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                          REGISTRATION RIGHTS AGREEMENT

                                     between

                          IRI International Corporation

                                       and

                       Energy Services International Ltd.









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                                TABLE OF CONTENTS

                                                                            PAGE


Recitals..................................................................    1

Article 1.   Definitions and Incorporations by Reference..................    1
       Section 1.1   Definitions..........................................    1
       Section 1.2   Rules of Construction................................    3

Article 2.   Registrations................................................    4
       Section 2.1   Piggy-Back Registration..............................    4
       Section 2.2   Demand Registration..................................    5

Article 3.   Indemnification..............................................    6
       Section 3.1   Indemnification by the Company.......................    6
       Section 3.2   Indemnification by Participating Holders.............    7
       Section 3.3   Indemnity from Underwriters, etc.....................    8
       Section 3.4   Contribution.........................................    8
       Section 3.5   Notices of Claims, Etc...............................    8

Article 4.   Holdback Agreements..........................................    9
       Section 4.1   Obligations of Holders...............................    9
       Section 4.2   Obligations of the Company...........................    9

Article 5.   Rule 144 Reporting; Rule 144A................................    9
       Section 5.1   Rule 144 Reporting, Rule 144A........................    9

Article 6.   Registration Procedures......................................   10
       Section 6.1   Procedures...........................................   10
       Section 6.2   Obligations of Participating Holders.................   13
       Section 6.3   Conditions on Registration...........................   13

Article 7.   Miscellaneous................................................   14
       Section 7.1   Acknowledgment and Consent of Significant Holders....   14
       Section 7.2   Remedies.............................................   15
       Section 7.3   Amendments and Waivers...............................   15
       Section 7.4   Notices..............................................   15
       Section 7.5   Headings.............................................   16
       Section 7.6   Governing Law........................................   16
       Section 7.7   Severability.........................................   16
       Section 7.8   Entire Agreement.....................................   16
       Section 7.9   Transfers............................................   16
       Section 7.10  Counterparts.........................................   16
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                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (together with all amendments and supplements hereto, this "Agreement") dated as of ______________, 1997, is by and among IRI INTERNATIONAL CORPORATION, a corporation incorporated under the laws of Delaware (together with its successors and assigns, the "Company"), and Energy Services International Ltd., a corporation incorporated under the laws of Delaware (the "Initial Significant Holder").

                                    RECITALS

         In order to facilitate an initial public offering by the Company of its Shares, the Company has agreed to provide registration rights to the Initial Significant Holder and each other Significant Holder with respect to its Shares as set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises, intending to be legally bound hereby, the Company agrees as follows:


                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATIONS BY REFERENCE

         Section 1.1 Definitions. For all purposes of this Agreement, the following definitions shall apply:

         "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person. For purposes of this definition the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreement" has the meaning set forth in the preamble hereof.

         "Company" has the meaning set forth in the preamble hereof.

         "Designated Transferee" means, with respect to the Initial Significant Holder, any Person who receives Registrable Securities in a transfer from the Initial Significant Holder pursuant to which the Initial Significant Holder transfers to such Person all of its rights to require the Company to file a registration statement hereunder in respect of such Registrable Securities, or as a result of a merger or consolidation of the Company and the Initial Significant Holder.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

         "Indemnified Party" has the meaning set forth in Section 3.4 hereof.

         "Indemnifying Party" has the meaning set forth in Section 3.5 hereof.
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         "Initial Significant Holder" has the meaning set forth in the preamble hereof.

         "Inspectors" has the meaning set forth in Section 6.1(xi) hereof.

         "Participating Holder" means any Significant Holder which has Registrable Securities registered for sale pursuant to a Registration Statement.

         "Person" means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

         "Prospectus" means the prospectus included in a Registration Statement, including any and all post-effective amendments and material incorporated by reference.

         "Public Securities" means Securities of the Company which (a) have been sold pursuant to an effective Registration Statement, or (b) due to the passage of time, method of transfer (including transfers pursuant to Rule 144) or other circumstances can be sold publicly without registration under the Securities Act.

         "Records" has the meaning set forth in Section 6.1(xi) hereof.

         "Registrable Securities" means Securities of the Company owned by a Significant Holder which are not Public Securities.

         "Registration Expenses" means, all expenses of the Company or the Participating Holders, as the case may be, incident to the performance of or compliance with Sections 2.1 and 2.2, respectively, including, without limitation all SEC and any registration and filing fees and expenses; fees and expenses of compliance with securities and blue sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with Blue Sky qualifications of the Registrable Securities and the preparation of legal investment surveys, if any) and listing on any national securities exchange or exchanges on which listing may be sought; document and security certificate preparation and printing expenses, messenger and delivery expenses; fees and expenses of any escrow agent, trustee or custodian; any fees charged by securities rating services for rating Registrable Securities; internal expenses of the Company (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties); fees and disbursements of counsel and independent certified public accountants of the Company (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance and compliance); and fees and expenses of any other persons, including special experts, retained by the Company.

         "Registration Period" has the meaning set forth in Section 6.1(i) hereof.

         "Registration Statement" means any registration statement of the Company provided for in this Agreement, including the Prospectus and any and all post-effective amendments and material incorporated by reference.



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         "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

         "Securities" means (i) any Shares and (ii) any securities issued or issuable in respect of or in exchange for Shares by way of split, dividend or other distribution, or any securities issued pursuant to any pro rata distribution with respect to the Shares in connection with a combination of Shares, recapitalization, reclassification, merger, consolidation or exchange offer or other, similar transaction.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

         "Shares" means shares of common stock of the Company, par value $.01 per share.

         "Significant Holder" means each Person owning Securities of record if such Person executes and delivers to the Company a completed counterpart signature page of this Agreement and is (a) an Affiliate of the Company or (b) owns Securities possessing ten (10) percent or more of the total voting power of an outstanding class of Securities.

         Section 1.2 Rules of Construction. Unless the context otherwise requires:

         (a) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

         (b) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

         (c) all terms used in Article 9 of the Uniform Commercial Code as in effect in the State of New York that are used but not defined herein shall have the meaning assigned to such terms therein;

         (d) references to documents, contracts or agreements shall include any and all supplements and amendments thereto;

         (e) references to a specific Person shall include the successors and assigns of such Person;

         (f) references to "applicable laws" shall include statutes, ordinances, rules, regulations, court and administrative decisions and conditions, restrictions and limitations in licenses, permits, approvals and authorizations issued or granted by federal, state or local United States or foreign governmental bodies and agencies;

         (g) unless otherwise specified in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including," and the words "to" and "until" each mean "to but excluding";

         (h) words in the singular include the plural, and words in the plural include the singular;



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         (i)  provisions apply to successive events and transactions; and

         (j) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subsection.


                                   ARTICLE 2.

                                  REGISTRATIONS

         Section 2.1 Piggy-Back Registration. (a) If at any time the Company determines to register any Securities for its own account or for the account of any other Person, the Company shall:

              (i) give each Significant Holder thirty (30) days' written notice thereof (which notice shall include, to the extent available, a list of the jurisdictions in which the Company intends to attempt to qualify such Securities under applicable blue sky or other state securities laws); and

              (ii) use its reasonable efforts to include in any such registration all Registrable Securities which the Significant Holders, within twenty (20) days of receipt of such notice, request in writing to be registered.

The Company shall not be required to comply with any of the provisions of this
Section 2.1, however, if a registration will be (i) made pursuant to a registration statement on either Form S-4 or Form S-8 (or any successor forms then in effect), (ii) filed in connection with an exchange offer or a transaction pursuant to Rule 145 of the Securities Act, or (iii) filed after the tenth (10th) anniversary of the date hereof.

         (b) If the registration of which the Company gives notice is for a public offering involving an underwriting, the Company shall so advise the Significant Holders as a part of the written notice given pursuant to Section 2.1(a) hereof. In such event, any Significant Holder desiring to exercise its right to registration pursuant to this Section 2.1 shall include within its registration request a statement as to whether such Significant Holder desires to (i) participate in such underwriting. All Significant Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other Persons distributing their Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

         (c) Notwithstanding any other provision of this Section 2.1, if the managing underwriter or underwriters determine that marketing factors require a limitation on the amount of Securities to be underwritten and so advise the Company in writing, the amount of Securities included in the underwriting shall be that amount, if any, which such underwriters determine can be sold, allocated as follows: (i) first, all of the Securities the Company proposed to sell for its own account, and second, the Securities requested to be registered by Significant Holders and other Persons, which shall be ratably reduced to the extent required by the underwriter's marketing limitation. If any Significant Holder disapproves of the terms



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of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.

         (d) The Company shall pay all Registration Expenses in connection with each registration pursuant to this Section 2.1; provided, however, that the Participating Holders who include Registrable Securities in a registration pursuant to this Section 2.1 shall bear the cost of any underwriters' discount or commission relating to such Registrable Securities which are sold.

         (e) The Company shall not be required by this Section 2.1 to file a registration statement at any time or to prosecute a filing to effectiveness.

         Section 2.2 Demand Registration. (a) At any time after an initial public offering of Securities by the Company, any one or more Significant Holders may request in writing that the Company effect a registration of Registrable Securities held by such Significant Holder or Significant Holders, so long as at least ten (10) percent of the number of shares of Registrable Securities or aggregate principal amount of Registrable Securities outstanding at such time is requested to be registered by the Significant Holder or Significant Holders. Upon receipt of any such written request, the Company shall:

              (i) promptly give written notice of the proposed registration to all other Significant Holders; and

              (ii) use its reasonable efforts to effect as soon as practicable the registration of the Registrable Securities which (x) the Significant Holder or Significant Holders have requested to be registered and (y) the other Significant Holders have, within twenty
         (20) days of such notice, requested in writing to be registered. The Company may include Securities for its own account or Securities for the account of other Persons having rights to participate in the Company's registrations in any registration and underwriting pursuant to this Section 2.2.

         (b) Notwithstanding Section 2.2(a) hereof, the Company shall not be required to file a Registration Statement thereunder unless the request is made more than six (6) months after the most recent date on which there was an effective Registration Statement in which Significant Holders were permitted to include Registrable Securities. The Company also shall not be required to file a Registration Statement under Section 2.2(a) if the request is made after the tenth (10th) anniversary of the date of the initial public offering by Securities. In addition, the Company shall not be required to effect more than a total of ten registrations of Securities at the request of a Significant Holder or Significant Holders pursuant to this Section 2.2; provided that in the event a registration requested pursuant to this Section 2.2 fails to become effective (other than as a result of revocation by the Significant Holder or Significant Holders), the request for registration shall be deemed not to have been made for purposes of this Section 2.2.

         (c) If the registration of which the Significant Holder or Significant Holders give notice is for a public offering involving an underwriting, the Company shall so advise the other Significant Holders as a part of the written notice given pursuant to Section 2.2(a) hereof. In such event, any Significant Holder desiring to exercise its right to registration



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pursuant to this Section 2.2 shall include within its registration request a statement as to whether such Significant Holder desires to participate in such underwriting. All Significant Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and any other Persons distributing their Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the Company will include Securities in such underwriting, the underwriter shall be selected by the Company. If the Company will not include Securities in such underwriting, the underwriter shall be selected by the Significant Holders of a majority of the number of shares of Registrable Securities or aggregate principal amount of Registrable Securities with the consent of the Company, which consent shall not be unreasonably withheld.

         (d) Notwithstanding any other provision of this Section 2.2, if the managing underwriter or underwriters determine that marketing factors require a limitation on the amount of Securities to be underwritten and so advise the Company in writing, the amount of Securities included in the underwriting shall be that number, if any, which such underwriters determine can be sold, allocated in proportion to the amount of Securities the Significant Holders, the other Persons and the Company requested to be registered.

         (e) The Company shall pay all Registration Expenses in connection with any registration pursuant to this Section 2.2; provided, however, that the Significant Holders who include Registrable Securities in a registration pursuant to this Section 2.2 shall bear the cost of any underwriters' discount or commission relating to such Registrable Securities which are sold.


                                   ARTICLE 3.

                                 INDEMNIFICATION

         Section 3.1 Indemnification by the Company. The Company will indemnify each Participating Holder with respect to whose shares registration has been effected pursuant to Article 2, its agents, each of their respective directors, officers and partners, each underwriter, if any, of the Company's Securities covered by such a registration statement and each Person who controls such Participating Holder or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus (including without limitation preliminary and supplemental Prospectuses), offering circular or other similar document, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse (an "Expense Reimbursement") each such Participating Holder, its agents, each of their respective directors, officers and partners, and each Person controlling such Participating Holder, each such underwriter, and each Person who controls any such underwriter, for any legal and any



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other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in a Registration Statement, Prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company in writing by such Participating Holder or underwriter specifically for use therein; and provided, further, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus, the Company will not be liable to any Participating Holder to the extent that any loss, claim, damage, liability or expense results from the fact that a current copy of the Prospectus was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Securities concerned to such Person if it is determined that it was the responsibility of such Participating Holder to provide such Person with a current copy of the Prospectus and such current copy of the Prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company shall make such Expense Reimbursements as are periodically requested by a Participating Holder; provided that the Company shall not be required to make such Expense Reimbursements more frequently than once every month; and provided, further, that by accepting such Expense Reimbursements, such Participating Holder agrees to repay the amount of such Expense Reimbursements to the Company if it is finally determined that such Participating Holder is not entitled to indemnification hereunder.

         Section 3.2 Indemnification by Participating Holders. Each Participating Holder will, if Securities held by such Participating Holder are included in the Securities as to which such registration, qualification or compliance is being effected, indemnify the Company, its agents, each of its directors and officers, each underwriter, if any, of the Company's Securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, and each other such Participating Holder, each of its directors, officers and partners and each Person who controls such other Participating Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, Prospectus (including without limitation preliminary and supplemental Prospectuses), offering circular or other similar document, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made, and will reimburse the Company, each such other Participating Holder, its agents, each of their respective directors, officers and partners, and each Person controlling such Participating Holder, each such underwriter, and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company in writing by such Participating Holder specifically for use therein; provided, however, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus, the indemnity agreement contained in this Section 3.2 shall not apply to the extent that any loss, claim, damage, liability or expense



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results from the fact that a current copy of the Prospectus was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Securities concerned to such Person if it is determined that it was the responsibility of the Company or other Participating Holder, its agents, any of its directors, officers or partners, or any underwriter to provide such Person with a current copy of the Prospectus and such current copy of the Prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense.

         Section 3.3 Indemnity from Underwriters, etc. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement or any amendment or supplement thereto, or any preliminary prospectus.

         Section 3.4 Contribution. To the extent that the undertaking to indemnify, pay and hold harmless set forth in Sections 3.1 and 3.2 hereof may be unenforceable because it is violative of any law or public policy, each party that would have been required to provide the indemnity shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by each party entitled to indemnification under this Article 3 (the "Indemnified Party") or any of them; provided that in no event shall a Participating Holder be required to contribute an amount greater than the dollar amount of net proceeds received by such Participating Holder with respect to the sale of any Registrable Securities.

         Section 3.5 Notices of Claims, Etc. Each Indemnified Party shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 3 unless such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. With respect to any claim or litigation being conducted by the Indemnifying Party, no Indemnified Party shall, except with the consent of such Indemnifying Party, consent to entry of any judgment or enter into any settlement of any claim as to which indemnity may be sought. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.



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                                   ARTICLE 4.

                               HOLDBACK AGREEMENTS

         Section 4.1 Obligations of Holders. If any registration of Registrable Securities shall be in connection with an underwritten public offering, each Participating Holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities (other than as part of such underwritten public offering), during the fifteen (15) days prior to, and during the ninety (90) day period (or such other period as each Participating Holder agrees with the underwriter of such offering) beginning on, the effective date of such Registration Statement (except as part of such registration), provided that each Participating Holder of Registrable Securities has received written notice of such registration at least fifteen (15) days prior to such effective date.

         Section 4.2 Obligations of the Company. If any registration of Registrable Securities shall be in connection with an underwritten public offering, the Company agrees (i) not to effect any public sale or distribution of any of its Securities (other than any such sale or distribution of such Securities in connection with any merger or consolidation by the Company or any subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the capital stock or substantially all the assets of any other Person or in connection with an employee stock option or other benefit plan) during the fifteen (15) days prior to, and during the ninety (90) day period (or such other period as the underwriters retained by the Company may reasonably request) beginning on, the effective date of such Registration Statement (except as part of such registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed Securities shall contain a provision under which holders of such Securities agree not to effect any public sale or distribution of any such Securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).


                                   ARTICLE 5.

                          RULE 144 REPORTING; RULE 144A

         Section 5.1 Rule 144 Reporting, Rule 144A. (a) Commencing the date on which and for so long as the Company is subject to the reporting requirements under the Exchange Act and with a view to making available to the Significant Holders the benefits of certain rules and regulations of the SEC which may permit the sale of Securities to the public without registration, the Company agrees, as follows:

              (i) The Company will make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;



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
              (ii) The Company will file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              (iii) The Company will furnish to the Significant Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed with the SEC, if any, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Significant Holders, or any of them, may reasonably request in availing themselves of any rule or regulation of the SEC allowing the Significant Holders to sell Securities without registration.

         (b) Commencing the date on which and for so long as the Company is subject to the reporting requirements under the Exchange Act, the Company shall make available to the Significant Holders, from time to time as reasonably requested in order to qualify for the safe harbor exemption of Rule 144A and if not previously made public, such information as is required for such holders to qualify a disposition of Shares for the exemption from registration provided by Rule 144A under the Securities Act.


                                   ARTICLE 6.

                             REGISTRATION PROCEDURES

         Section 6.1 Procedures. If and whenever the Company is required to use its reasonable efforts to effect or cause the registration of any Registrable Securities under Article 2, the Company will as promptly as practicable:

              (i)   With respect to any registration requested pursuant to
         Section 2.2 hereof, prepare and file with the SEC within a period (the "Registration Period") which, except as provided in Section 6.3 hereof, shall be a ninety (90) day period, after receipt of a request for registration pursuant to Section 2.2 hereof, a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable efforts to cause such Registration Statement to become and remain effective;

              (ii) Before filing with the SEC a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will
         (a) furnish to each Significant Holder of Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, and (b) notify each Significant Holder holding Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;



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
              (iii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Participating Holders thereof set forth in such Registration Statement, but, with respect to registrations effected pursuant to Section 2.2 hereof, in no event for a period of more than five months after such Registration Statement becomes effective;

              (iv) Furnish to each Significant Holder of Registrable Securities covered by such Registration Statement such reasonable number of copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act and such other documents, as such Significant Holder may reasonably request in order to facilitate the deposition of the Registrable Securities owned by such Significant Holder;

              (v) Use its reasonable efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States (including territories and commonwealths thereof) as each Significant Holder of Registrable Securities covered by such Registration Statement shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Significant Holder or Significant Holders to consummate the disposition in such jurisdictions of the Securities owned by such Significant Holder or Significant Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

              (vi) Notify each Significant Holder of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement (including any documents incorporated by reference) as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Significant Holder prepare and furnish to such Significant Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary;

              (vii) Advise each Significant Holder of Registrable Securities covered by such Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose;

              (viii) Otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to the Significant Holders of any Registrable Securities covered by such Registration Statement, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such period is a fiscal year) (a) commencing at the end of any fiscal quarter in which Securities are sold to underwriters in an underwritten offering, or (b) if not sold to underwriters in such an offering, beginning with the first day of the month of the Company's first fiscal quarter commencing after the effective date of a Registration Statement;

              (ix) Permit any Significant Holder holding Registrable Securities covered by such Registration Statement or Prospectus to withdraw their Securities from such Registration Statement or Prospectus if such Significant Holder has informed the Company that it believes that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof;

              (x) Enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as Significant Holders of a majority in number of shares of Registrable Securities or aggregate principal amount of Registrable Securities being sold or the underwriters retained by such Significant Holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary opinions and indemnification;

              (xi) Make available for inspection by any Significant Holder of any Registrable Securities covered by such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Significant Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' directors, officers and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such Registration Statement. Significant Holders of Registrable Securities agree that Records and other information which the Company determines in good faith to be confidential, and of which determination the Inspectors and Significant Holders are so notified, shall not be disclosed by the Inspectors or the Significant Holders unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or (b) the release of such Records is required pursuant to a subpoena or court order. Significant Holders of Registrable Securities agree that they will, upon learning that disclosure of the Records is being sought in a court of competent jurisdiction or by a government agency, give prompt notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential;

              (xii) If requested by the managing underwriters or a Significant Holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Significant Holders of a majority in number of shares of Registrable Securities or aggregate principal amount of Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities including, without limitation, information with respect to the Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

         Section 6.2 Obligations of Participating Holders. The Company may require and each Participating Holder of any Securities as to which any registration is being effected agrees to:

              (i) (a) Furnish promptly to the Company such information regarding such seller and its ownership of Registrable Securities and the distribution of such Securities as the Company may from time to time reasonably request or as shall be required by law in connection therewith and (b) otherwise cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement;

              (ii) Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.1(vi) hereof, forthwith discontinue disposition of Securities pursuant to the Registration Statement covering such Securities until such Significant Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6.1(vi) hereof, and, if so directed by the Company, such Significant Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Significant Holder's possession, of the Prospectus covering such Securities current at the time of receipt of such notice; and

              (iii) (a) Sell such Person's securities on the basis provided in any underwriting arrangements approved by the underwriters and other Persons entitled hereunder to approve such arrangements and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         Section 6.3 Conditions on Registration. The provisions of Section 6.1(i) hereof shall be subject to the following additional conditions, qualifications and limitations:

              (i) Financial Statement Requirements. If the Company would be required under the Securities Act to include in an applicable form of Registration Statement being filed pursuant to Section 2.2 hereof audited financial statements, other than the Company's fiscal year-end financial statements for its three full fiscal years (or such other number of fiscal years as may then be ordinarily required under SEC regulations for registration statements on Form S-1 or its equivalent) immediately preceding the date of such filing (or, if fewer, the number of fiscal years that have elapsed from the date of the Company's inception through the date of such filing), together with any schedules with respect to such financial statements as may be required to be included in the registration statement, the Registration Period shall be a period not to exceed one hundred and fifty (150) days.

              (ii)  Year End Filing. If the Registration Period (as defined in
         Section 6.1(i)) would otherwise expire within one hundred and twenty
         (120) days after the beginning of any fiscal year, then the Company may, at its option, defer the filing of a Registration Statement pursuant to Section 6.1(i) hereof to the closest subsequent date which is not less than one hundred and twenty (120) days after the beginning of a fiscal year.

              (iii) Adverse Impact on the Company. If the Board of Directors of the Company determines that the filing of a Registration Statement pursuant to Section 2.2 would adversely affect the Company, the Company may defer preparing and filing a Registration Statement with the SEC for a period of up to one hundred and twenty (120) days after the date filing would otherwise be required hereunder.

              (iv) Notice of Deferral; Limitation. In the event of any deferral of registration or other increase in the length of the Registration Period pursuant to this Section 6.3, the Company will promptly give written notice of such deferral, specifying the basis therefor and the anticipated duration thereof, to each Significant Holder whose Securities are covered by or included in such Registration Statement. Notwithstanding the occurrence of any one or more of the events described in this Section 6.3, and notwithstanding anything herein to the contrary, the Registration Period shall not under any circumstances exceed two hundred and ten (210) days.


                                   ARTICLE 7.

                                  MISCELLANEOUS

         Section 7.1 Acknowledgment and Consent of Significant Holders. (a) Each Significant Holder hereby acknowledges (i) its Registrable Securities have not been registered under the Securities Act and (ii) its Registrable Securities may not be disposed of unless such disposition is either registered under the Securities Act or is exempt from registration under the Securities Act and other applicable securities laws.

         (b) Until registered under the Securities Act, all certificates evidencing Shares shall bear a legend in the form substantially as follows:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES THAT MAY BE ISSUED IN RESPECT OF OR IN EXCHANGE FOR SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS.

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SHAREHOLDERS' AGREEMENT DATED AS OF ____________ __, 1997 AND MAY NOT BE TRANSFERRED, SOLD, HYPOTHECATED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED UNLESS THE SAME IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY)."

         Section 7.2 Remedies. Each Significant Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         Section 7.3 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Significant Holders of at least a majority of the Registrable Securities then outstanding affected by such amendment, modification, supplement, waiver or departure.

         Section 7.4 Notices. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery or registered first-class mail:

         (i) if to a Significant Holder of Registrable Securities, at the most current address, and with a copy to be sent to each additional address given by such holder to the Company and the transfer agent for the Registrable Securities; and

         (ii) if to the Company, at:

              IRI International Corporation

              _____________________________
              _____________________________
              Attention: __________________

              With a copy to:

              Jones, Day, Reavis & Pogue
              599 Lexington Avenue
              New York, New York 10022
              Attention:  William F. Henze II

         All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered, or two business days after being deposited in the mail, postage prepaid, if mailed.

         Section 7.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 7.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 7.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Significant Holders shall be enforceable to the fullest extent permitted by law.

         Section 7.8 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         Section 7.9 Transfers. If an Initial Significant Holder transfers any Registrable Securities to a Designated Transferee, such transferee receiving Registrable Securities in such transfer shall be entitled to execute this Agreement, and upon such execution, shall become, and thereafter shall have the rights and obligations of, a Significant Holder hereunder.

         Section 7.10 Counterparts. The Registration Rights Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            IRI INTERNATIONAL
                                            CORPORATION


                                            By:  _______________________________
                                            Its:


                                            ENERGY SERVICES
                                            INTERNATIONAL LTD.


                                            By:  _______________________________
                                                 Name: _________________________
                                                 Title: ________________________